Exhibit (q)

POWER OF ATTORNEY

The undersigned, Agustin Cabrer, J. Gabriel Pagan Pedrero, Carlos J. Nido, Luis M. Pellot, Clotilde Pérez and Jorge I. Vallejo, Directors of the funds listed on Appendix A hereto (the “Funds”), hereby authorize Liana Loyola, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statements on Forms N-1A and N-2, or any filings on Form N-14, as applicable, filed for the Funds or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 27th day of January, 2026.

Signature	Title	Signature	Title

/s/ AGUSTIN CABRER	Director	/s/ J. GABRIEL PAGAN PEDRERO	Director
Agustin Cabrer		J. Gabriel Pagan Pedrero

/s/ CARLOS NIDO	Director	/s/ LUIS M. PELLOT	Director
Carlos Nido		Luis M. Pellot

/s/ CLOTILDE PEREZ	Director	/s/ JORGE I. VALLEJO	Director
Clotilde Pérez		Jorge I. Vallejo

Appendix A

1.	Puerto Rico Short Term Investment Fund for Puerto Rico Residents, Inc.
2.	U.S. Monthly Income Fund for Puerto Rico Residents, Inc.
3.	Puerto Rico Residents Tax-Free Fund II, Inc.
4.	Puerto Rico Residents Tax-Free Fund III, Inc.
5.	Puerto Rico Residents Tax-Free Fund V, Inc.
6.	Puerto Rico Residents Bond Fund I
7.	Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
8.	Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
9.	Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
10.	Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
11.	GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
12.	Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
13.	Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
14.	Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
15.	Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
16.	Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
17.	Tax Free Fund II for Puerto Rico Residents, Inc.
18.	Multi-Select Securities Fund for Puerto Rico Residents
19.	US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc.

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